Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-109345, 333-109346, 333-38435, 333-02879, 33-48395, 33-54483, 333-04775, 333-04823, 333-62087, 333-62103, 333-95409, 333-41328, 333-71502 and 333-97713) of Novell, Inc. of our report dated December 23, 2008 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
December 23, 2008